Exhibit 32

ENSERVCO CORPORATION

Certification pursuant to 18 U.S.C. §1350 of the

Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Enservco Corporation (the “Company”) for the quarter ended September 30, 2012, each of the undersigned Michael Herman, the Chief Executive Officer and principal executive officer of the Company, and Rick D. Kasch, the Chief Financial Officer and the principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 9, 2012	/s/ Michael Herman
Michael Herman, Chairman, Principal Executive Officer, and Chief Executive Officer

November 9, 2012	/s/ Rick D. Kasch
Rick D. Kasch, President, Principal Financial Officer, and Chief Financial Officer